FIFTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT
This fifth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of October 2, 2023, by and between Advisor Managed Portfolios and Quasar Distributors, LLC (together, the “Parties”) is effective as of December 9, 2025.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated Fund list; and,
WHEREAS, the Parties wish to amend the Agreement to update the address of the Distributor; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.    Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.
2.    All references in the Agreement to the address of the Distributor as 111 E. Kilbourn Avenue, Suite 2200, Milwaukee, WI 53202 or Three Canal Plaza, Suite 100, Portland, ME 04101 are hereby deleted in their entirety and replaced by 190 Middle Street, Suite 301, Portland, ME 04101.

3.    Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

4.    Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.
5.    This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

ADVISOR MANAGED PORTFOLIOS	QUASAR DISTRIBUTORS, LLC

By: /s/ Russell Simon	By: /s/ Teresa Cowan
Name: Russell Simon	Name: Teresa Cowan
Title: President	Title: President
Date: 12/10/2025	Date: 12/10/2025

EXHIBIT A
CornerCap Fundametrics Large-Cap ETF Miller Value Partners Leverage ETF Miller Value Partners Appreciation ETF Optimize Strategy Index ETF Trenchless Fund ETF
Regan Fixed Rate MBS ETF
Reckoner Yield Enhanced AAA CLO ETF (f/k/a Reckoner Leveraged AAA CLO ETF)
Reckoner BBB-B CLO ETF LionShares U.S. Equity Total Return ETF
Reckoner Yield Enhanced AAA CLO Annual ETF (RAAY) Reckoner Yield Enhanced AAA CLO Reinvesting ETF (RAAR) Reckoner BBB-B CLO Annual ETF (RCLY)
Reckoner BBB-B CLO Reinvesting ETF (RCLR) Defender Risk Adaptive 500 ETF